UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2014

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1080 NW 163rd Drive, No. Miami Beach, Florida 33169

(Address of principal executive offices)     (Zip code)

(305) 621-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	United States Patent and Trademark Office Issues NIRC for Patent on Its Technology

Miami, FL – January 2014 - NETTALK.COM INC. (“netTALK”) (OTC:NTLK) announced today that it received a United States Patent Office (“USPTO”) Notice of Intent to Issue Ex Parte Reexamination Certificate (“NIRC”) for netTALK’s U.S. Patent Number 8,243,722.  The NIRC signifies the termination of the reexamination and indicates that all three claims of the ‘722 Patent are deemed allowable by the United States Patent and Trademark Office (“USPTO”).  The three claims of the ‘722 Patent were minimally amended during the proceeding.

netTALK expects the reexamination certificate to be issued by the USPTO in due course.  The reexamination was initiated by Daniel Borislow, former CEO of magicJack - VocalTec, Ltd. (“magicJack”) after the ‘722 Patent was issued.  netTALK sued magicJack and other defendants on September 21, 2012, in the United States District Court for the Southern District of Florida for infringement of the ‘722 Patent.  That case has been stayed pending the outcome of the reexamination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chief Executive Officer
Dated:	January 21, 2014